                                                                    Exhibit 99.3

Banc One Credit Card Master Trust
Annual Statement
December 31, 2000

                                                          Series            Series            Series        Investor's Interest
                                                          1995-A            1995-B            1996-A            All Series
                                                          ------            ------            ------            ----------
1.  Amounts distributed to Certificateholders
    during 2000:
    (a) Principal                                     380,000,000.00    380,000,000.00              0.00      760,000,000.00
    (b) Interest                                        9,871,450.00     16,105,350.00     33,547,812.50      225,523,200.82
    (c) Total                                         389,871,450.00    396,105,350.00     33,547,812.50      985,523,200.82

2.  As of December 31, 2000, the amount                         0.00              0.00              0.00                0.00
    that the unpaid principal amount of the
    Certificates exceeded the invested amount

3.  As of December 31, 2000:
    (a) Trust Principal Receivables
    (b) Trust Finance Charge Receivables
    (c) Total

4.  Invested Amount as of December 31, 2000:
    (a) Class A                                                 0.00              0.00    465,000,000.00    3,065,000,000.00
    (b) Class B                                                 0.00              0.00     35,000,000.00       35,000,000.00
    (c) Total                                                   0.00              0.00    500,000,000.00    3,100,000,000.00

5.  As of December 31, 2000:
    (a) Principal Allocation Percentage                         0.00%             0.00%            13.10%              81.23%
    (b) Floating Allocation Percentage                          0.00%             0.00%            13.10%              81.23%

6.  During 2000:
    (a) Principal Collected                           260,020,626.45    385,281,217.54    669,784,944.32    4,626,961,263.65
    (b) Finance Charges Collected                      25,234,283.97     46,242,473.68    110,411,013.63      727,708,118.85

7.  Shared Principal Collected                         21,695,377.03    108,103,744.25    710,160,135.27    4,181,563,199.48

8.  Excess Finance Charge during 2000                   7,752,311.07     13,574,633.85     28,672,037.95      196,196,091.14

9.  Delinquencies as of December 31, 2000:
    (a) 30 - 59 days
    (b) 60 - 89 days
    (c) 90 days +

10. Defaulted Amount during 2000                        9,933,689.81     17,766,968.62     40,375,190.96      267,805,316.98

11. During 1999:
    (a) Class A Investor Charge-offs                            0.00              0.00              0.00                0.00
    (b) Class B Investor Charge-offs                            0.00              0.00              0.00                0.00

12. 2000 Servicing Fee                                  2,180,406.60      3,599,320.17      7,500,000.00       50,257,312.97

13. Portfolio Yield (average year to date)                                                                             14.71%

14. Series Enhancement Available as of
    December 31, 2000:
    (a) Available to Class A                                    0.00              0.00     50,000,000.00
    (b) Available to Class B                                    0.00              0.00          n/a
    (c) Total                                                   0.00              0.00     50,000,000.00

15. The amount of Series Enhancement used
    during 1999:
    (a) To fund Class A Required Amount                         0.00              0.00              0.00                0.00
    (b) To fund Class B Required Amount                         0.00              0.00              0.00                0.00

16. Series Enhancement Fees paid in 2000                   37,625.28         83,301.32        315,972.22        1,863,032.67

17. Reallocated Principal Collections in 2000                   0.00              0.00              0.00
                                                         Seller's
                                                         Interest           Total Trust
                                                         --------           -----------
1.  Amounts distributed to Certificateholders
    during 2000:
    (a) Principal
    (b) Interest
    (c) Total

2.  As of December 31, 2000, the amount
    that the unpaid principal amount of the
    Certificates exceeded the invested amount

3.  As of December 31, 2000:
    (a) Trust Principal Receivables                                        3,816,536,806.52
    (b) Trust Finance Charge Receivables                                     138,805,299.45
    (c) Total                                                              3,955,342,105.97

4.  Invested Amount as of December 31, 2000:
    (a) Class A
    (b) Class B
    (c) Total

5.  As of December 31, 2000:
    (a) Principal Allocation Percentage                        18.77%                100.00%
    (b) Floating Allocation Percentage                         18.77%                100.00%

6.  During 2000:
    (a) Principal Collected                           684,927,617.31       5,311,888,880.96
    (b) Finance Charges Collected                     146,944,558.57         874,652,677.42

7.  Shared Principal Collected

8.  Excess Finance Charge during 2000

9.  Delinquencies as of December 31, 2000:
    (a) 30 - 59 days                                                          78,624,366.81
    (b) 60 - 89 days                                                          56,337,047.67
    (c) 90 days +                                                            104,121,543.72

10. Defaulted Amount during 2000                       52,577,620.69         320,382,937.67

11. During 1999:
    (a) Class A Investor Charge-offs
    (b) Class B Investor Charge-offs

12. 2000 Servicing Fee

13. Portfolio Yield (average year to date)

14. Series Enhancement Available as of
    December 31, 2000:
    (a) Available to Class A
    (b) Available to Class B
    (c) Total

15. The amount of Series Enhancement used during 1999:
    (a) To fund Class A Required Amount
    (b) To fund Class B Required Amount

16. Series Enhancement Fees paid

17. Reallocated Principal Collections